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                                                                     Exhibit 8.1

                              LIST OF SUBSIDIARIES

                                                                                                  % DIRECT AND  % DIRECT AND
                                                                                                    INDIRECT      INDIRECT
                                                                                   COUNTRY OF       ECONOMIC       VOTING
            SUBSIDIARY(1)                                LINE OF BUSINESS        INCORPORATION      INTEREST      INTEREST
            -------------                                ----------------        -------------      --------      --------
Grupo Iusacell Celular, S.A. de C.V.                Operating cellular               Mexico           100.0         100.0
Iusacell PCS, S.A. de C.V.                          Regions 1 and 4 PCS              Mexico            94.9          94.9
Iusacell PCS de Mexico, S.A. de C.V.(1)             Subsidiary of Iusacell PCS       Mexico            94.9          94.9
Iusacell Infraestructura, S.A. de C.V.              Microwave financing              Mexico           100.0         100.0
Iusacell Arrendadora, S.A. de C.V.                  Leasing                          Mexico           100.0         100.0
Iusacell Infraestructura de                         Microwave financing              Mexico           100.0         100.0
Mexico, S.A. de C.V.
SOS Telecomunicaciones, S.A. de C.V.(2)             Region 9 cellular                Mexico           100.0         100.0
Comunicaciones Celulares de Occidente,              Region 5 cellular                Mexico           100.0         100.0
S.A. de C.V.(3)
Sistemas Telefonicos Portatiles Celulares,          Region 6 cellular                Mexico           100.0         100.0
S.A. de C.V.(2)
Telecomunicaciones del Golfo,                       Region 7 cellular                Mexico           100.0         100.0
S.A. de C.V. (2)
Iusacell, S.A. de C.V.(2)                           Sales and marketing              Mexico           100.0         100.0
Sistecel, S.A. de C.V.(2)                           Administrative services          Mexico           100.0         100.0
Iusatel, S.A. de C.V.(2)                            Long distance                    Mexico            94.9          49.0
Iusatel USA, Inc.(4)                                Long distance U.S.            United States        94.9          49.0
Iusatelecomunicaciones, S.A. de C.V.(2)             Local wireless                   Mexico            94.9          49.0
Punto-a-Punto Iusacell, S.A. de C.V.(2)             Microwave transmission           Mexico            94.9          49.0
Infotelecom, S.A. de C.V.(2)                        Paging                           Mexico            49.0          49.0
Inmobiliaria Montes Urales 460,                     Real estate                      Mexico           100.0         100.0
S.A. de C.V.(2)
Iusanet, S.A. de C.V.(2)                            Services                         Mexico           100.0         100.0
Editorial Celular, S.A. de C.V.(2)                  Publishing                       Mexico            40.0          40.0
Grupo Portatel, S.A. de C.V.(2)                     Region 8 cellular                Mexico           100.0         100.0
Portatel del Sureste, S.A. de C.V.(5)               Region 8 cellular                Mexico           100.0         100.0
Mexican Cellular Investment, Inc.(2)                Holding company for           United States       100.0         100.0
                                                    Comunicaciones
                                                    Celulares de Occidente,
                                                    S.A. de C.V.

---------------------------------

(1)  This is a list of the active subsidiaries of Iusacell.

(2)  Held indirectly through Iusacell PCS, S.A. de C.V.

(3)  Held through Grupo Iusacell Celular, S.A. de C.V.

(4)  Held through Mexican Cellular Investment, Inc.

(5)  Held through Iusatel, S.A. de C.V.

(6)  Held through Grupo Portatel, S.A. de C.V.

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